Exhibit 99.1

UNAUDITED PRO FORMA Condensed COMBINED FINANCIAL STATEMENTS

On March 16, 2021, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 14, 2020, by and among Anchiano Therapeutics Ltd. (“Anchiano”), CMB Acquisition Ltd., an Israeli limited company and wholly-owned subsidiary of Anchiano (“Merger Sub”), and Chemomab Ltd., an Israeli limited company (“Chemomab”), Anchiano completed the previously announced merger transaction, pursuant to which Merger Sub merged with and into Chemomab, with Chemomab surviving such merger as a wholly owned subsidiary of Anchiano (the “Merger”). In connection with the Merger, on March 16, 2021, Anchiano changed its name to Chemomab Therapeutics Ltd. (the “Company”). In connection with the Merger, on March 15, 2021, Anchiano entered into Securities Purchase Agreements (the “Purchase Agreements”) with certain purchasers for the offering and sale by Anchiano in a private placement (the “Private Placement”) of approximately $45.5 million of its American Depositary Shares. The closing of the Private Placement was completed on March 16, 2021.

The acquisition will be accounted for as a “reverse merger” and recapitalization since immediately upon the completion of the Merger, the Chemomab shareholders prior to the Merger held a majority of the voting interest of the combined company. In addition, the board of directors of the combined company will include four of the members of the Chemomab board of directors prior to the Merger, and therefore, members of Chemomab’s board of directors will possess majority control of the board of directors of the combined company. Moreover, Chemomab’s senior management hold all key positions in senior management of the combined company. For accounting purposes, Chemomab will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of Chemomab. Accordingly, Chemomab’s assets, liabilities and results of operations will become the historical financial statements of the registrant, and Anchiano’s assets, liabilities and results of operations will be consolidated with Chemomab effective as of the acquisition date. No step-up in basis or goodwill will be recorded in this transaction.

The unaudited pro forma combined condensed balance sheet data as of December 31, 2020 gives effect to the Merger as if it took place on December 31, 2020. The historical financial statements of Anchiano and Chemomab have been adjusted to give pro forma effect to events that reflect the U.S. GAAP accounting for the transaction to illustrate the effects of the reverse merger and recapitalization to the company’s historical financial statements. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Merger.

The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies. The unaudited pro forma condensed combined financial information is not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had Anchiano and Chemomab been a combined organization during the specified periods. The actual results reported in periods following the merger may differ significantly from those reflected in the unaudited pro forma condensed combined financial information presented herein for a number of reasons, including, but not limited to, differences in the assumptions used to prepare this pro forma financial information.

The unaudited pro forma condensed combined financial information, including the notes thereto, should be read in conjunction with (i) the audited financial statements for the Company for the fiscal years ended December 31, 2020 included in our annual report on Form 10-K for the year ended December 31, 2020, filed with the United States Securities and Exchange Commission on March 9, 2021, and (ii)  the historical financial statements of Chemomab, and Chemomab’s Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Form S-4 Registration Statement filed with the United States Securities and Exchange Commission on January 13, 2021.

Accounting rules require evaluation of certain assumptions, estimates, or determination of financial statement classifications. The accounting policies of Anchiano may materially vary from those of Chemomab. During preparation of the unaudited pro forma condensed combined financial information, management has performed a preliminary analysis and is not aware of any material differences, and accordingly, this unaudited pro forma condensed combined financial information assumes no material differences in accounting policies. Following the acquisition, management will conduct a final review of Anchiano’s accounting policies to determine if differences in accounting policies require adjustment or reclassification of Anchiano’s results of operations or reclassification of assets or liabilities to conform to Chemomab’s accounting policies and classifications. As a result of this review, management may identify differences that, when conformed, could have a material impact on these unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Balance Sheet

December 31, 2020

(in thousands)

	CHEMOMAB LTD.	ANCHIANO THERAPEUTICS LTD.	Pro Forma Adjustments	Notes	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$11,698	$5,392	$43,199	C	$60,289
Prepaid expenses and other	141	724	-		865
Asset held for sale	-	-	1,000	D	1,000
Total current assets	11,839	6,116	44,199		62,154

Property and equipment, net	152	12	-		164
Restricted cash	53	-			53
Long term deposits	4				4
Operating lease right-of-use	428	-	-		428
Other non-current assets	-	51	-		51
Total assets	$12,476	$6,179	$44,199		$62,854

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Trade payables	$531	$678	$-		$1,209
Accrued expenses and other	715	1,729	2,002	B	4,446
Operating lease liability	70	179	-		249
Total current liabilities	1,316	2,586	2,002		5,904

Non-current operating lease liability	358	16	-		374
Total liabilities	1,674	2,602	2,002		6,278

Shareholders' equity
Common shares	(*)	(*)	-		(*)
Preferred A shares
Convertible preferred A shares and Warrants for Convertible preferred A shares of $0.003 par value - Authorized: 128,548 shares at December 31, 2020. Issued and outstanding: 116,979 shares at December 31, 2020.	6,193		(6,193)	A	-
Preferred B shares
Convertible preferred B shares of $0.003 par value - Authorized: 113,763 shares at December 31, 2020. Issued and outstanding: 113,763 shares at December 31, 2020 .	9,791		(9,791)	A	-
Preferred C shares
Convertible C shares of $0.003 par value - Authorized: 227,532 shares at December 31, 2020. Issued and outstanding: 199,091 shares at December 31, 2020.	17,484		(17,484)	A	-
Additional paid-in capital	1,029	119,745	(40,503)	E	80,271
Currency traslation differences reserve	-	872	(872)	E	-
Accumulated deficit	(23,695)	(117,040)	117,040	E	(23,695)
Total shareholders' equity	10,802	3,577	42,197		56,576
Total liabilities and shareholders' equity	$12,476	$6,179	$44,199		$62,854

(*)	Representing amount less than $1 thousand

The accompanying notes are an integral part of this unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2020

(in thousands, except per share amounts)

	CHEMOMAB LTD.	ANCHIANO THERAPEUTICS LTD.	Pro Forma Adjustments	Notes	Pro Forma Combined
Operating expenses:
Research and development	$4,684	$3,783	$-		$8,467
General and administrative	1,288	7,180	-		8,468
Restructuring expense	-	749	-		749
Total operating expenses	5,972	11,712	-		17,684

Finance (income) expense, net	(21)	(103)	-		(124)
Loss before income taxes	5,951	11,609	-		17,560
Income taxes, net	-	-	-		-
Net loss and comprehensive loss	$5,951	$11,609	$-		$17,560

Basic and diluted loss per common share	$-	$0.31		F	$0.10

Weighted average common shares outstanding, basic and diluted	-	37,099			180,905

The accompanying notes are an integral part of this unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

All amounts below are in thousands, unless specifically noted otherwise, except share and per share amounts.

1.	Description of Transaction

On March 16, 2021, pursuant to the Merger Agreement Anchiano completed the Merger. In connection with the Merger, on March 16, 2021, Anchiano changed its name to Chemomab Therapeutics Ltd. and on March 15, 2021, Anchiano entered into the Purchase Agreements with certain purchasers for the offering and sale by Anchiano the Private Placement of approximately $45.5 million of its American Depositary Shares. The closing of the Private Placement was completed on March 16, 2021.

Immediately prior to the effective time of the Merger Anchiano effected a 1-for-4 reverse share split of its common shares (the “Reverse Split”) and all outstanding preferred shares of Chemomab converted into ordinary shares of Chemomab. At the effective time of the Merger, each Chemomab ordinary share outstanding immediately prior to the effective time automatically converted into the right to receive a number of ADSs, each representing 20 Anchiano ordinary shares, plus a warrant that is exercisable under certain circumstances to purchase ADSs.. Under the Exchange Ratio formula described in the Merger Agreement, immediately following the Merger (but without giving effect to the Financing), Chemomab’s securityholders owned approximately 90% of Anchiano’s share capital (on a fully diluted basis) and Anchiano’s securityholders owned approximately 10% of Anchiano’s share capital (on a fully diluted basis).

The Exchange Ratio was calculated using a formula intended to allocate a percentage of the combined company to existing Chemomab securityholders. The Exchange Ratio set forth below is based on a $135.0 million valuation for Chemomab and a $15.0 million valuation for Anchiano. Based on the assumptions described above, the Exchange Ratio was equal to approximately 257.25 shares of Anchiano ordinary shares for each share of Chemomab ordinary shares (giving effect to the Reverse Split).

At the effective time of the Merger, Anchiano will assume all outstanding unexercised Chemomab options to purchase Chemomab ordinary shares and each such Chemomab option will be converted into an option to purchase ordinary shares of Anchiano (including ordinary shares represented by ADSs), with the number of Anchiano ordinary shares subject to such option and the exercise price being appropriately adjusted to reflect the Exchange Ratio.

In connection with the closing of the Merger, each shareholder of Chemomab will be issued a Chemomab Warrant, which may be exercisable for Anchiano ordinary shares to be represented by ADSs in certain circumstances described immediately below, pro rata based on the Chemomab shareholders’ respective holdings of Chemomab’s share capital immediately prior to the closing of the Merger. The Chemomab Warrant is exercisable if (i) a claim is filed within one year after the closing of the Merger for contingent liabilities of Anchiano related to the pre-closing period as described in the Merger Agreement, and (ii) a judgment or settlement is paid within five years after the closing of the Merger in connection with such claims. The maximum number of ordinary shares to be represented by ADSs that may be issued to all Chemomab shareholders under the Chemomab Warrant is (i) $1 million worth of ordinary shares, to be represented by ADSs, in the aggregate for all claims that result in cash payments, and (ii) the number of ordinary shares to be represented by 500,000 ADSs (adjusted for, among other things, any reverse splits including the Reverse Split, or adjustment in the shares per ADS ratio) for all claims that result in the issuance of additional ordinary shares to be represented by ADSs. Investors in the Financing will be provided anti-dilution protection if any ordinary shares to be represented by ADSs are issued under the Chemomab Warrant.

All options to acquire Anchiano’s ordinary shares that are outstanding immediately prior to the effective time of the Merger will remain outstanding following the effective time of the Merger unless otherwise terminated in accordance with their terms. All outstanding Anchiano warrants will be exercised on a cashless basis as described below, and there will be no Anchiano warrants outstanding after the Merger.

In connection with a Securities Purchase Agreement dated as of March 28, 2018, the investors under this Securities Purchase Agreement (the “Crossover Round Investors”) under such agreement received price protection rights with respect to the ordinary shares and warrants issued thereunder. These price protection rights were triggered by various transactions, including a merger such as the Merger with Chemomab. Immediately prior to the execution of the Merger Agreement, the Crossover Round Investors held approximately 40.7% of the outstanding Anchiano ADSs. Under the specific circumstances, these price protection provisions, as implemented with respect to the Anchiano shares and warrants issued under the Crossover Round Agreement, would have resulted in the Crossover Round Investors holding virtually all of the shares in the combined company after the Merger. Anchiano was able to negotiate a significant reduction in the scope of the price protection afforded to the Crossover Round Investors with respect to the proposed Merger, resulting in all shareholders of Anchiano other than the Crossover Round Investors receiving considerably more consideration in the Merger than would have been the case were the price protection provisions implemented as agreed. The Crossover Round Investors entered into the Crossover Round Waiver with Anchiano. Under the Crossover Round Waiver, the Crossover Round Investors agreed to: provide for automatic cashless exercise of all of their Anchiano warrants upon the closing of the Merger; reduce the number of Anchiano shares to which they were entitled in connection with the Merger pursuant to the price protection provisions, so that, in the aggregate, they hold approximately 55.3% of the of the portion of the combined company held by Anchiano shareholders following the Merger (and before the Private Placement); waive their rights to the balance of the price protection and thereafter terminate the price protection rights set forth therein in their entirety; and upon the closing of the Merger, release Anchiano and Chemomab and their respective affiliates and successors from any and all claims arising under the Crossover Round Agreement and the warrants issued thereunder, including without limitation any price protection rights set forth therein.

2.	Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with SEC Regulation S-X Article 11. The unaudited pro forma condensed combined statements of operations and comprehensive loss for the year ended December 31, 2020 and give effect to the Reverse Split.

Based on Chemomab’s preliminary review of Chemomab’s and Anchinao’s summary of significant accounting policies and preliminary discussions between management teams of Chemomab and Anchiano, the nature and amount of any adjustments to the historical financial statements of Anchiano to conform its accounting policies to those of Chemomab are not expected to be material. Following completion of the merger, further review of Anchiano’s accounting policies may result in additional revisions to Anchiano’s accounting policies and classifications to conform to those of Chemomab.

The following unaudited pro forma condensed combined financial information was prepared under U.S. GAAP. For accounting purposes, Chemomab will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of Chemomab. The net acquired assets of Anchiano are approximately $5.4 million and $1.0 million in intellectual property research and development. Further, given the nature of the transaction no step-up in basis or goodwill was recorded in this transaction.

To the extent there are significant changes to the business following completion of the Merger, the assumptions and estimates set forth in the unaudited pro forma condensed consolidated financial statements could change significantly. Accordingly, the pro forma adjustments are subject to further adjustments as additional information becomes available and as additional analyses are conducted following the completion of the Merger. There can be no assurance that these additional analyses will not result in material changes to the estimates of value.

The historical financial information has been adjusted to give effect to matters that reflect the U.S. GAAP accounting for the transaction to illustrate the effects of the reverse merger and recapitalization to the company’s historical financial statements.

3.	Anchiano Ordinary Shares and Options Issued to Chemomab Securityholders upon Closing of the Merger

Pursuant to the Merger Agreement, at the closing of the merger, Anchiano issued to Chemomab securityholders a number of shares of Anchiano ordinary shares and, options, representing approximately 90% of the outstanding shares of Anchiano ordinary shares at the time of the Merger (on a fully diluted basis). In addition Anchiano issued the Chemomab Warrant.

Prior to the Merger, all outstanding Chemomab preferred shares were converted into Chemomab ordinary shares, which were exchanged for Anchiano ordinary shares as described above. The number of Anchiano ordinary shares to be issued to Chemomab securityholders, for purposes of these pro forma financial statements as of December 31, 2020, is calculated pursuant to the terms of the Merger Agreement, using the Exchange Ratio and assuming the conversion of the Chemomab preferred shares into Chemomab ordinary shares all had occurred on December 31, 2020, as follows (giving effect to the Reverse Split):

Fully-diluted shares of Anchiano as of December 31, 2020 (i)	17,290,114
Divided by the assumed Anchiano ownership precentage of combined organization	10%
Estimated fully-diluted adjusted total shares of common shares of combined organization	172,901,143
Less: fully-dilutes shares of Anchiano as of December 31, 2020	-17,290,114
Total fully-diluted shares of combines organization to be allocated to Chemomab securityholders	155,611,029

(i)  Includes all outstanding ordinary shares and options

The fully-diluted shares of the combined organization shall be allocated to Chemomab securityholders using the Exchange Ratio described above.

4.	Adjustments to Unaudited Pro Forma Combined Balance Sheet as of December 31, 2020

The unaudited pro forma combined balance sheet includes pro forma adjustments that reflect the U.S. GAAP accounting for the transaction to illustrate the effects of the reverse merger and recapitalization to the company’s historical financial statements. Based on Chemomab’s management’s review of Anchiano’s summary of significant accounting policies, the nature and amount of any adjustments to the historical financial statements of Anchiano to conform to the accounting policies of Chemomab are not expected to be significant. The pro forma adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

A.	To convert 32,137 Chemomab Series A Convertible Preferred shares and 28,440 Chemomab Series B Convertible Preferred shares and 49,773 Chemomab Series C Convertible Preferred shares into Chemomab ordinary shares immediately prior to the Merger (giving effect to the Reverse Split).

B.

To record Anchiano’s estimated transaction costs of $1.5 million that were not accrued as of December 31, 2020. Estimated transaction costs include legal, advisory and accounting related fees of approximately $0.8 million and investment banking fees of approximately $0.7 million.

To record Chemomab’s estimated transaction costs that include legal, advisory and accounting related fees of approximately of $0.5 million that were not accrued as of December 31, 2020.

Chemomab’s preparations to become a public company, will be charged to expense as incurred and are not reflected in the pro forma statements of operations.

C.	To reflect $45.5 million in proceeds received by Anchiano, net of $2.3 million in estimated transaction costs, in connection with the consummation of the Private Placement.

D.	To reflect that in addition to the net assets that Chemomab acquired from Anchiano, Chemomab acquired intellectual property of research and development that meets the definition of held for sale and its preliminary estimated value less cost of sale is $1.0 million.

E.	To record:

(i)	the conversion of Chemomab’s outstanding convertible preferred shares into 110,351 shares of ordinary shares (giving effect to the Reverse Split),

(ii)	the payment of transaction costs associated with the Merger,

(iii)	issuance of ordinary shares under the Crossover Round Waiver,

(iv)	the elimination of Anchiano’s historical equity,

(v)	the exchange of outstanding Chemomab ordinary shares into 155,611,029 shares of Anchiano’s ordinary shares based on the assumed exchange ratio for purposes of these pro forma combined financial statements and giving effect to the Reverse Split),

(vi)	the effect of the reverse recapitalization of Anchiano for a total of $4.6 million, which is the net carrying value of Anchiano as of December 31, 2020, inclusive of $1.0 million of intellectual property research and development, and

(vii)	the allocation of equity for the Financing.

							Currency
	Ordinary Shares					Additional	traslation		Total
(amounts in thousands,	Chemomab			Anchiano		Paid-In	differences	Accumulated	stockholders'
except share amounts)	Shares	Amount		Shares	Amount	Capital	reserve	Deficit	Equity
(i) Conversion of outstanding Chemomab preferred shares into common shares	110,351	(*	)	-	-	-	-	-	-
(ii) Payment of transaction costs	-	-		-	-	(2,002)	-	-	(2,002)
(iii) Issuance of ordinary shares under the Crossover Round Waiver	-	-		7,373,952	(*)	-	-	-	-
(iv) Elimination of Anchiano's historical equity carrying value	-	-		(16,648,790)	(*)	(119,745)	(872)	117,040	(3,577)
(v) Exchange of outstanding Chemomab common shares into Anchiano common shares	(37,807)	(*	)	155,611,029	(*)	-	-	-	-
(vi) Reverse recapitalization	-	-		16,648,790		4,577	-	-	4,577
(vii) Chemomab Financing (net of fees)	-	-		34,580,229	(*)	43,199	-	-	43,199
Pro forma adjustments	72,544	(*	)	197,565,209	(*)	(73,971)	(872)	117,040	42,197

5. Adjustments to Unaudited Pro Forma Combined Statements of Operations for the Year Ended December 31, 2020

The unaudited pro forma combined statements of operations include pro forma adjustments that reflect U.S. GAAP accounting for the transaction to illustrate the effects of the reverse merger and recapitalization to the company’s historical financial statements. Based on Chemomab’s management’s review of Anchiano’s summary of significant accounting policies, the nature and amount of any adjustments to the historical financial statements of Anchiano to conform to the accounting policies of Chemomab are not expected to be significant.The pro forma adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

F.	The pro forma combined basic and diluted earnings per share have been adjusted to reflect the pro forma net loss for the year ended December 31, 2020. In addition, the number of shares used in calculating the pro forma combined basic and diluted net loss per share has been adjusted to include the number of ordinary shares of the combined organization issued to Chemomab securityholders as of the Closing based on the Exchange Ratio, to shareholders under the Crossover Round Waiver and as a result of the Private Placement. The following table sets forth the calculation of the pro forma weighted average number of ordinary shares outstanding — basic and diluted and giving effect to the Reverse Split:

Year ended December 31, 2020
Historical Anchiano weighted average shares of ordinary shares outstanding	9,274,838
Anchiano ordinary shares to be issued to Chemomab stockholders	171,630,037
Total weighted-average shares outstanding	180,904,875